Exhibit 23.7

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-185869) on Form S-4 of First PacTrust Bancorp, Inc. of our report dated March 12, 2013 relating to our audit of the 2012 financial statements of The Private Bank of California, appearing in the Current Report of First PacTrust Bancorp, Inc. filed on April 10, 2013.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Los Angeles, CA

April 10, 2013